Exhibit 99.2
RENEWAL PROMISSORY NOTE
$25,000,000.00 September 26, 2008
September 26, 2008
     FOR VALUE RECEIVED, the undersigned, PREMIER EXHIBITIONS, INC. (the “Borrower”), a Florida corporation, hereby promises to pay to the order of BANK OF AMERICA, N.A. (the “Bank”), whose address is 9000 Southside Blvd., Building 100, Jacksonville, Florida 32256, the principal sum of Twenty Five Million and 00/100 Dollars ($25,000,000.00), or so much of the principal hereof as may be outstanding from time to time, together with interest on the outstanding principal balance hereof at the rate provided herein. This Note shall be governed by the following provisions:
     1. Advances. The Borrower and the Bank have executed a Loan Agreement (as amended or restated from time to time, the “Loan Agreement”) dated as of October 4, 2007. The loan evidenced by this Note is a revolving loan, and the Borrower may borrow, repay and reborrow principal amounts during the Revolving Period (as defined in the Loan Agreement) subject to the terms contained herein and in the Loan Agreement. Notwithstanding the foregoing, the outstanding principal balance hereof shall not exceed the Maximum Credit Amount (as defined in the Loan Agreement) then in effect (or such lesser amount as may be set forth in the Loan Agreement). This Note is subject to the terms and conditions of the Loan Agreement; provided, however, the Loan Agreement is expressly NOT incorporated herein pursuant to Section 201.08(6), Florida Statutes and Rules 12B-4.052(6)(b) and (12)(h), Florida Administrative Code. This Note is the Note described in the Loan Agreement.
     2. Interest.
     (a) The Principal Debt from day to day outstanding which is not past due shall bear interest at a rate per annum equal to the following (computed as provided herein) as applicable: (i) on Base Rate Principal, on any day, the Base Rate; and (ii) on LIBOR Rate Principal, for the applicable Interest Period, the applicable LIBOR Rate.
     (b) Subject to the conditions and limitations in this Note, the Borrower may by written notice to the Bank in the form specified by the Bank (a “Rate Election Notice”): (i) elect, for a new advance of funds, that such Principal Debt will be Base Rate Principal, LIBOR Rate Principal or a combination thereof; (ii) elect to convert, on a Business Day, all or part of Base Rate Principal into LIBOR Rate Principal; (iii) elect to convert, on the last day of the Interest Period applicable thereto, all or part of any LIBOR Rate Principal into Base Rate Principal; or (iv) elect to continue, commencing on the last day of the Interest Period applicable thereto, any LIBOR Rate Principal. If, for any reason, an effective election is not made in accordance with the terms and conditions of this Note for any principal advance or for any LIBOR Rate Principal for which the corresponding Interest Period is expiring or to convert Base Rate Principal to LIBOR Rate Principal, then the sums in question will be Base Rate Principal until an effective LIBOR Rate Election is thereafter made for such sums.
     (c) Each Rate Election Notice must be received by the Bank not later than 10:00 a.m. local time in the city in which this Note is payable (or such other city as the Bank may designate) on the applicable date as follows: (i) with respect to an advance of or conversion to Base Rate Principal, one (1) Business Day prior to the proposed date of advance or conversion; and (ii) with respect to an advance of, conversion to or continuation of LIBOR Rate Principal, three (3) Business Days prior to the proposed date of advance, conversion or continuation. Unless otherwise specified herein, no conversion from LIBOR Rate Principal may be made other than at the end of the corresponding Interest Period. Each Rate Election Notice shall stipulate: (i) the amount of the advance or of the Principal Debt to be converted or continued; (ii) the nature of the proposed advance, conversion or continuation, which shall be either Base Rate Principal, LIBOR Rate Principal or a combination thereof, and in the case of a conversion or continuation, the nature of the Principal Debt to be converted or continued; and (iii) in the case of LIBOR Rate Principal, the proposed commencement
THIS NOTE RENEWS AND MODIFIES THAT CERTAIN PROMISSORY NOTE DATED OCTOBER 4, 2007, EXECUTED BY THE BORROWER IN FAVOR OF THE BANK IN A PRINCIPAL AMOUNT OF $25,000,000.00.

date and duration of the Interest Period (which duration shall be one month or three months). All such notices shall be irrevocable once given, and shall be deemed to have been given only when actually received by the Bank in writing in form specified by the Bank.
     (d) In addition to any other conditions herein, a LIBOR Rate Election shall not be permitted if:
     (i) A default or Event of Default is continuing under the Loan Agreement; or
     (ii) After giving effect to the requested LIBOR Rate Election, the sum of all LIBOR Rate Principal plus all Base Rate Principal would exceed the Maximum Credit Amount (as defined in the Loan Agreement) then in effect (or such lesser amount as may be set forth in the Loan Agreement); or
     (iii) The requested LIBOR Rate Election would cause more than five (5) LIBOR Rate Elections by the Borrower to be in effect at any one time; or
     (iv) The amount of LIBOR Rate Principal requested in the LIBOR Rate Election is other than $500,000 or a larger integral multiple of $100,000; or
     (v) The requested interest period does not conform to the definition of Interest Period herein; or
     (vi) Any of the circumstances referred to in subparagraph (g) below shall apply with respect to the requested LIBOR Rate Election or the requested LIBOR Rate Principal.
     (e) The Borrower hereby designates the Borrower’s chief financial officer as being authorized to give Rate Election Notices on behalf of the Borrower. The Bank shall be entitled to rely on written or oral directions from such person until this authorization is revoked by the Borrower in writing.
     (f) All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. The Bank shall determine each interest rate applicable to the Principal Debt in accordance with this Note and its determination thereof shall be conclusive in the absence of manifest error. The books and records of the Bank shall be prima facie evidence of all sums owing to the Bank from time to time under this Note, but the failure to record any such information shall not limit or affect the obligations of the Borrower under the Loan Documents.
     (g) If, with respect to any LIBOR Rate Election or any LIBOR Rate Principal outstanding hereunder, the Bank determines that no adequate basis exists for determining the LIBOR Rate, that the LIBOR Rate will not adequately and fairly reflect the cost to the Bank of funding or maintaining the applicable LIBOR Rate Principal for such Interest Period, or that any applicable law or any request or directive (whether or not having the force of law) of any tribunal or compliance therewith by the Bank prohibits or restricts or makes impossible the making or maintaining of such LIBOR Rate Election or LIBOR Rate Principal or the charging of interest on such LIBOR Rate Principal, and the Bank so notifies the Borrower, then until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligation of the Bank to permit such LIBOR Rate Election shall be suspended, and (b) all existing affected LIBOR Rate Principal shall automatically become Base Rate Principal, either (i) on the last day of the corresponding Interest Period (if the Bank determines that it may lawfully continue to fund and maintain the affected LIBOR Rate Principal to such day); or (ii) immediately (if the Bank determines that it may not lawfully continue to fund and maintain the affected LIBOR Rate Principal to such day).
     (h) Any principal of, and to the extent permitted by applicable law, any interest on, this Note and any other sum payable hereunder which is not paid when due shall bear interest from the date due and payable until paid, payable on demand, at the Past Due Rate as hereinafter defined. If on the due date the entire Principal Debt is bearing interest at a single interest rate, the “Past Due Rate” shall be equal to four percent (4%) plus the higher of (a) the Base Rate, or (b) the LIBOR Rate. If on the due date different portions of the Principal Debt are bearing interest at different rates as herein provided, the Past Due Rate shall be calculated separately with respect to each portion of the Principal Debt. For each portion of the Principal Debt, the “Past Due Rate” shall equal the existing Base Rate or LIBOR Rate then being applied, plus four percent (4%) per annum.
     (i) In addition to other terms defined herein, as used herein the following terms shall have the meanings indicated, unless the context otherwise requires:
     “Base Rate” means, on any day, a simple rate per annum equal to the greater of the Prime Rate or the Federal Funds Rate for that day. Without notice to the Borrower or anyone else, the Base Rate shall automatically fluctuate upward and downward as and in the amount by which the Prime Rate or he Federal Funds Rate, as applicable, fluctuates.
     “Base Rate Principal” means, at any time, the Principal Debt minus the portion, if any, of such Principal Debt which is LIBOR Rate Principal.
     “Business Day” means a day other than a Saturday or a Sunday on which the Bank is open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable, except that in the case of LIBOR Rate Principal such day must also be a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits in London, England).
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Bank on such day on such transactions as determined by the Bank.
     “Interest Period” means, with respect to any LIBOR Rate Principal, the period commencing on the date such LIBOR Rate Principal is disbursed or on the date on which the Principal Debt or any portion thereof is converted into or continued as such LIBOR Rate Principal, and ending on the date one (1) or three (3) months thereafter, as elected by the Borrower in the applicable Rate Election Notice; provided that:
     (i) Each Interest Period must commence on a Business Day;
     (ii) In the case of the continuation of LIBOR Rate Principal, the Interest Period applicable after the continuation of such LIBOR Rate Principal shall commence on the last day of the preceding Interest Period;
     (iii) If any Interest Period applicable to LIBOR Rate Principal would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the next preceding Business Day;
     (iv) Any Interest Period applicable to LIBOR Rate Principal that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest

Period) shall end on the last Business Day of the last full calendar month at the end of such Interest Period; and
     (v) No Interest Period shall extend beyond the maturity date of this Note, and any Interest Period which begins before such maturity date and would otherwise end after the maturity date shall instead end on such maturity date.
     “LIBOR Margin” is the percentage per annum set forth below based on the Borrower’s Leverage Ratio (as defined in the Loan Agreement).

Leverage Ratio	Applicable Libor Margin
Greater than 1.0 to 1	3.0% per annum

Equal to or less than 1.0 to 1	2.5% per annum
The Libor Margin will be established based upon the Borrower’s most recent quarterly compliance certificate received by the Bank, as required in the Loan Agreement. The Libor Margin will be in effect from the first day of the calendar month following receipt of that compliance certificate until the first day of the calendar month following receipt of the next quarterly compliance certificate. Until the Bank receives the first compliance certificate pursuant to the Loan Agreement, the Libor Margin will be 2.5% per annum. Thereafter, if any compliance certificate is not delivered when required under the Loan Agreement, the Libor Margin from the date such certificate was due until the date that the Bank receives the same will be 3.0% per annum.
     “LIBOR Rate” means, for any applicable Interest Period, a per annum rate of interest equal to the Libor Margin plus the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by the Bank from time to time) as determined for first day of each applicable Interest Period at approximately 11:00 a.m. London time two (2) London Banking Days prior to such day, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equal to the term of the applicable Interest Period, as adjusted from time to time in the Bank’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate for that Interest Period will be determined by such alternate method as reasonably selected by the Bank.
     “LIBOR Rate Election” means an election by the Borrower of an applicable LIBOR Rate in accordance with this Note.
     “LIBOR Rate Principal” means any portion of the Principal Debt which bears interest at an applicable LIBOR Rate at the time in question.
     “London Banking Day” shall mean a day on which banks in London are open for business and dealing in offshore dollars.
     “Note” means this promissory note, and any renewals, extensions, amendments or supplements hereof.
     “Prime Rate” means, on any day, the rate of interest per annum then most recently established by the Bank as its “prime rate.” Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by the Bank to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and the Bank may make various business or other loans at rates of interest having no relationship to such rate.
     “Principal Debt” means the aggregate unpaid principal balance of this Note at the time in question.
     3. Payments.
     (a) The Borrower shall pay all accrued interest hereunder: (i) with respect to LIBOR Rate Principal, on the last day of each applicable Interest Period; and (ii) with respect to Base Rate Principal, on the first day of each December, March, June and September commencing on December 1, 2008, and continuing on the first day of each March, June, September and December thereafter.
     (b) The Borrower shall pay all outstanding principal hereunder, together with all then accrued and unpaid interest, on the Expiration Date. Notwithstanding the foregoing, the Borrower shall make payments as more particularly set forth in Section 4 below if the outstanding principal balance hereof is converted to a term loan pursuant to such section. For purposes of this Note, the term “Expiration Date” shall have the meaning ascribed thereto in the Loan Agreement.
     4. Term Loan Option.
     (a) The Bank may, in its discretion, permit the Borrower to convert the outstanding principal balance hereunder as of the Expiration Date into a term loan if the Borrower, prior to the Expiration Date then in effect, makes a written request for a term loan conversion pursuant to the terms hereof. If the Bank, in its discretion, elects to convert the outstanding principal balance hereof to a term loan after any such request, then from and after the Expiration Date:
     (i) This Note shall continue to bear interest at the rate or rates set forth herein.
     (ii) The Borrower shall not be entitled to obtain further advances hereunder.
     (iii) The Borrower shall pay all accrued interest hereunder: (aa) with respect to LIBOR Rate Principal, on the last day of each applicable Interest Period; and (bb) with respect to Base Rate Principal, on the first day of each December, March, June and September commencing on the first day of the first such month after the Expiration Date and continuing on the first day of each such month thereafter.
     (iv) The Borrower shall pay principal installments hereunder on the first day of each December, March, June and September commencing on the first day of the first such month after the Expiration Date and continuing on the first day of each such month thereafter. The amount of each installment shall equal the outstanding principal balance hereof as of the Expiration Date divided by 12.
     (v) The Borrower shall pay all remaining outstanding principal hereunder three years from the Expiration Date.
     (b) The Borrower acknowledges that the Bank has no obligation or commitment to convert the outstanding principal balance of this Note to a term loan pursuant to the terms hereof, and the Bank may in its discretion elect not to convert the outstanding principal balance of this Note to a term loan. This Note shall only be deemed converted to a term loan pursuant to the terms hereof if the Bank provides the Borrower with a written consent to a conversion pursuant to the terms hereof on or before the Expiration Date then in effect. If the Bank fails to provide any such consent on or before the Expiration Date, then the Borrower shall, pursuant to Section 3(b) hereof, pay all outstanding principal hereunder, together with all then accrued and unpaid interest, on the Expiration Date.

     5. Prepayment.
     (a) The Borrower shall be entitled to prepay this Note in whole or in part at any time without penalty. All prepayments of principal from and after the Expiration Date, if outstanding principal balance of this Note is converted to a term loan pursuant to Section 4 above, shall be applied in the inverse order of payments due hereunder.
     (b) If the Leverage Ratio (as defined in the Loan Agreement) exceeds 1.0 to 1 as of the end of any fiscal year, and if the outstanding principal balance of this Note has converted to a term loan pursuant to Section 4 hereof prior to the end of such fiscal year, then the Borrower shall, on or before April 30 immediately following each such fiscal year end (but in no event later than three business days after the delivery of a compliance certificate for such year pursuant to the terms of the Loan Agreement), make a mandatory prepayment of principal hereunder in an amount equal to 50% of the Consolidated Excess Cash Flow (as defined herein) for such fiscal year. For purposes hereof, “Consolidated Excess Cash Flow” for each fiscal year shall mean: (i) EBITDA (as defined in the Loan Agreement) for such year; less (ii) the Borrower’s consolidated interest expense, income taxes, dividends, equity distributions, stock redemption amounts, capital expenditures, principal payments of long term debt and payments of capital lease obligations for such year.
     6. Application of Payments. All payments hereunder shall be applied first to the Bank’s costs and expenses, then to fees authorized hereunder or under the Loan Agreement, then to interest and then to principal.
     7. Default. An Event of Default shall be deemed to have occurred hereunder upon the occurrence of any default or Event of Default under the Loan Agreement. If any such default or Event of Default shall occur, any obligation of the Bank to make advances hereunder shall be terminated without notice to the Borrower. In addition, if any Event of Default shall occur, the Bank may declare, without notice to the Borrower, the outstanding principal of this Note, all accrued and unpaid interest hereunder and all other amounts payable under this Note to be forthwith due and payable. Thereupon, the outstanding principal of this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of any Event of Default, the outstanding principal of this Note, and any accrued and unpaid interest, shall bear interest at the Past Due Rate.
     8. Expenses. All parties liable for the payment of this Note agree to pay the Bank all costs incurred by it in connection with the collection of this Note. Such costs include, without limitation, fees for the services of counsel and legal assistants employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal or otherwise. All such parties further agree to indemnify and hold the Bank harmless against liability for the payment of state documentary stamp taxes, intangible personal property taxes or other taxes (including interest and penalties, if any), excluding income or service taxes of the Bank, which may be determined to be payable with respect to this transaction.
     9. Late Charge. If any scheduled payment hereunder is 15 or more days late, the Borrower shall pay a fee equal to 4% of the unpaid portion of the scheduled payment. The fee is not a penalty, but liquidated damages to defray administrative and related expenses due to such late payment. The fee shall be immediately due and payable and shall be paid by the Borrower to the Bank without notice or demand. This provision for a fee is not and shall not be deemed a grace period, and Bank has no obligation to accept a late payment. Further, the acceptance of a late payment shall not constitute a waiver of any default then existing or thereafter arising under this Note.
     10. Auto Debit. The Borrower hereby authorizes the Bank to automatically deduct the amount of any payment due hereunder from any of the Borrower’s accounts now or hereafter maintained with the Bank . If the funds in such account are insufficient to cover any payment, the Bank shall not be obligated to advance funds to cover the payment. At any time and for any reason, the Borrower or the Bank may voluntarily terminate automatic payments hereunder. If the Borrower terminates such automatic payment arrangements with the Bank, the interest rate hereunder will thereafter equal to the lesser of: (a) the rate per annum otherwise payable under Section 3 hereof plus one-half of one percent (0.5%) per annum; or (b) the highest rate permitted by law. In such event, the amount of each installment hereunder will be increased accordingly. The effective rate of interest hereunder shall not in any event exceed the maximum rate permitted by law.
     11. Miscellaneous. The Borrower and all sureties, endorsers and guarantors of this Note shall make all payments hereunder in lawful money of the United States at the Bank’s address set forth herein or at such other place as the Bank may designate in writing. The remedies of the Bank as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of the Bank and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Bank, including specifically any failure to exercise any right, remedy or recourse, shall be effective, unless set forth in a written document executed by the Bank, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event. This Note shall be construed and enforced in accordance with Florida law and shall be binding on the successors and assigns of the parties hereto. The term “Bank” as used herein shall mean any holder of this Note. If more than one person or entity executes this Note, such persons and entities shall be jointly and severally liable hereunder. The Borrower and all sureties, endorsers and guarantors of this Note hereby: (a) waive demand, notice of demand, presentment for payment, notice of nonpayment or dishonor, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, or in the Bank’s enforcing any of its rights under any guaranties securing the repayment hereof; (b) agree to any substitution, addition or release of any collateral or any party or person primarily or secondarily liable hereon; (c) agree that the Bank shall not be required first to institute any suit, or to exhaust his, their or its remedies against the Borrower or any other person or party to become liable hereunder, or against any collateral in order to enforce payment of this Note; (d) consent to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgency with respect hereto without notice, consent or consideration to any of them; and (e) agree that, notwithstanding the occurrence of any of the foregoing (except with the express written release by the Bank of any such person), they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note. This Note shall continue to be secured by all security agreements previously executed by the Borrower in favor of the Bank.
     12. Dispute Resolution Provision. This paragraph, including the subparagraphs below, is referred to as the “Dispute Resolution Provision”. This Dispute Resolution Provision is a material inducement for the parties entering into this agreement. The Borrower, and the Bank by its acceptance hereof, agree to the following dispute resolution provisions:
     (a) This Dispute Resolution Provision concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a “Claim”). For the purposes of this Dispute Resolution Provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of the Bank involved in the servicing, management or administration of any obligation described or evidenced by this agreement.
     (b) At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”). The Act will apply even though this agreement provides that it is governed by the law of a specified state.
     (c) Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this Dispute Resolution Provision. In the event of any inconsistency, the terms of this Dispute Resolution Provision shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, the Bank may designate another arbitration organization with similar procedures to serve as the provider of arbitration.

     (d) The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced.
     (e) The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of any statutes of limitation, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s), except as set forth at subparagraph (h) of this Dispute Resolution Provision. The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.
     (f) This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.
     (g) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.
     (h) Any arbitration or trial by a judge of any Claim will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”). Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court and not by an arbitrator. The parties to this agreement acknowledge that the Class Action Waiver is material and essential to the arbitration of any disputes between the parties and is nonseverable from the agreement to arbitrate Claims. If the Class Action Waiver is limited, voided or found unenforceable, then the parties’ agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver. The Parties acknowledge and agree that under no circumstances will a class action be arbitrated.
     (i) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable. WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.
     13. Assignment. The Bank may sell or offer to sell this Note, together with any and all documents guaranteeing, securing or executed in connection with this Note, to one or more assignees without notice to or consent of the Borrower. The Bank is hereby authorized to share any information it has pertaining to the loan evidenced by this Note, including without limitation credit information on the undersigned, any of its principals, or any guarantors of this Note, to any such assignee or prospective assignee.

     14. Pre-Billing. If the Borrower and the Bank elect to use a pre-billing calculation for each payment date (the “Due Date”), the amount of each payment debit will be determined in accordance with this section. On the “Billing Date” the Bank will prepare and mail to the Borrower an invoice of the amounts that will be due on that Due Date (the “Billed Amount”). The Billing Date will be a date that is a specified number of calendar days prior to the Due Date, which number of days will be mutually agreed from time to time by the Bank and the Borrower. The calculation of the Billed Amount will be made on the assumption that no new extensions of credit or payments will be made between the Billing Date and the Due Date, and that there will be no changes in the applicable interest rate. On the Due Date, the Bank will debit the Borrower’s designated account for the Billed Amount, regardless of the actual amount (the “Accrued Amount”) due on that date. If the Due Date does not fall on a Business Day, the Bank shall debit the Designated Account on the first Business Day following the Due Date. For purposes of this Note, “Business Day” means a day other than Saturday, Sunday or other day on which commercial lenders are authorized to close or are in fact closed in the state where the Bank’s lending office is located. If the Billed Amount debited to the designated account is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the underpayment (and the Borrower will not be in default by reason of any such underpayment). If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the overpayment. Regardless of any such difference, interest will continue to accrue based on the actual amount of principal outstanding without compounding. The Bank will not pay interest on any overpayment.
     15. Limitation of Interest and Other Charges. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of the loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Bank to the Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.
     16. Lien and Setoff. The Borrower hereby grants to the Bank a continuing lien, security interest, and right of setoff as security for all of the Borrower’s liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all the deposits, credits, collateral and property of the Borrower (other than clients’ trust and other fiduciary accounts or escrows) now or hereafter in the possession, custody, or control of the Bank or any entity under the control of Bank of America Corporation and its successors and assigns or in transit to any of them. At any time, without further demand or notice (any such notice being expressly waived by the Borrower), the Bank may setoff the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan evidenced hereby. TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVED.
     17. NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED and delivered as of the day and year first above written, intending to create an instrument executed under seal.

PREMIER EXHIBITIONS, INC.

By:

Harold W. Ingalls, Its Chief Financial Officer

(SEAL)